Exhibit 99.1

PRESS RELEASE

Investor Contact:	Media Contact:
Diana Vesga	Stephanie Pillersdorf/Brooke Morganstein
Univision Communications Inc.	Citigate Sard Verbinnen
310-556-7695	212-687-8080

UNIVISION ANNOUNCES 2006 SECOND QUARTER RESULTS

24.7% Increase in Net Revenues

29.7% Increase in Pro Forma Operating Income before Depreciation and Amortization(1)

38.2% Increase in Pro Forma Net Income(1)

41.7% Increase in Pro Forma Diluted EPS(1) to $0.34 from $0.24

Univision Beat ABC, CBS, NBC or FOX on Three Out of Every Five Nights in Quarter in Primetime

Univision Radio Increases 25-54 Audience Share

22% in Los Angeles, 26% in Chicago and 49% in Miami

LOS ANGELES, CA, August 3, 2006 — Univision Communications Inc. (NYSE: UVN), the leading Spanish-language media company in the United States, today announced financial results for the second quarter ended June 30, 2006. Univision met or exceeded 2006 second quarter guidance as to net revenues, pro forma operating income before depreciation and amortization(1) and pro forma diluted earnings per share(1).

For the second quarter 2006, net revenues increased 24.7% to $634.0 million from $508.5 million in 2005. Pro forma operating income before depreciation and amortization(1) increased 29.7% to $237.3 million in 2006 from $182.9 million in 2005. Pro forma net income(1) increased 38.2% to $116.6 million in 2006 from $84.4 million in 2005 and pro forma diluted earnings per share(1) increased 41.7% to $0.34 in 2006 from $0.24 in 2005.

The television business was the main driver of the financial results for the second quarter 2006, generating net revenue growth of 37.9% and pro forma operating income before depreciation and amortization(1) growth of 42.7%.

The advertising-related businesses, which exclude the music business, grew second quarter 2006 net revenues by 31.3% to $603.7 million from $459.6 million in 2005 and pro forma operating income before depreciation and amortization(1) by 36.3% to $239.7 million from $175.9 million in 2005.

During the second quarter 2006, the 2006 FIFA World Cup™ contributed an estimated $84.5 million of incremental net revenue and an estimated $4.0 million of incremental pro forma operating income before depreciation and amortization. Excluding the estimated incremental impact of the World Cup, second quarter 2006 net revenues increased 8.1% and pro forma operating income before depreciation and amortization increased 27.6%.

(1)

Operating income before depreciation and amortization is presented on a pro forma basis and excludes certain charges totaling $16.3 million for the three months ended June 30, 2006. Net income and diluted earnings per share in 2006 and 2005 are presented on a pro forma basis to exclude net after tax charges totaling $9.2 million for the three months ended June 30, 2006 and $48.3 million for the three months ended June 30, 2005. See pages 6, 7, 8 and 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and pro forma measures to the most directly comparable GAAP financial measure.

A. Jerrold Perenchio, Chairman and Chief Executive Officer, said, “As Univision prepares to embark on the next chapter in its development, the Company achieved excellent operational and financial results in the second quarter. With its unique portfolio of assets and connection with the rapidly growing U.S. Hispanic community, Univision remains ideally positioned for continued, industry-leading growth. The hard work and dedication of our employees, and our recently announced agreement to be acquired by five of the world’s preeminent investment firms, will ensure that Univision will continue to prosper for many years to come.”

Ray Rodriguez, President and Chief Operating Officer, said, “This is a very exciting time for Univision, the #1 Spanish-language media company in the United States. The Univision Network continued to shine in Nielsen’s National Television Index in the second quarter, ranking above ABC, CBS, NBC or FOX on more than half of all nights among Adults 18-34.  Our superior coverage of the 2006 FIFA World Cup™ not only attracted 29 million Hispanic viewers, it also drew 21 million non-Hispanic viewers.  This historic event also drove record traffic to Univision.com in the second quarter. Univision Radio continued its momentum, achieving some of the strongest ratings results in its history in many key markets.”

Andrew W. Hobson, Senior Executive Vice President, Chief Financial Officer and Chief Strategic Officer, said, “We are very pleased with our second quarter results, which were primarily driven by our television business growth of 37.9% in net revenues and 42.7% in pro forma operating income before depreciation and amortization. Our advertising related businesses delivered strong revenue growth in the quarter of 31.3% and significant operating leverage.”

The following tables set forth the Company’s unaudited financial performance for the three and six months ended June 30, 2006 and 2005 by segment (in millions):

	Three Months Ended June 30,
	Net Revenues		Operating Income (Loss) Before Depreciation and Amortization(2)
	2006	2005	Pro Forma 2006	2005

Television	$489.0	$354.7	$191.1	$133.9
Radio	104.3	99.3	45.4	41.9
Music	30.3	48.9	(2.4)	7.0
Internet	10.4	5.6	3.2	0.1
Consolidated	$634.0	$508.5	$237.3	$182.9

	Six Months Ended June 30,
	Net Revenues		Operating Income (Loss) Before Depreciation and Amortization(2)
	2006	2005	Pro Forma 2006	2005

Television	$812.2	$648.9	$303.3	$220.3
Radio	176.8	170.8	63.1	60.8
Music	77.4	111.1	2.0	19.1
Internet	17.3	10.7	3.5	(1.0)
Consolidated	$1,083.7	$941.5	$371.9	$299.2

(2)

Operating income before depreciation and amortization is presented on a pro forma basis and excludes certain charges totaling $16.3 million for the three months ended June 30, 2006. Net income and diluted earnings per share in 2006 are presented on a pro forma basis to exclude net after tax charges totaling $9.2 million for the three months ended June 30, 2006 and $48.3 million for the three months ended June 30, 2005. See pages 6, 7, 8 and 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and pro forma measures to the most directly comparable GAAP financial measure.

TELEVISION HIGHLIGHTS

During the second quarter, the Univision Networks were the exclusive U.S. Spanish-language broadcasters of the 2006 FIFA World Cup™, providing the most exciting, in-depth coverage of all 64 matches. Throughout the tournament, which ran from June 9 to July 9, an estimated 50 million viewers — 29 million Hispanics and 21 million non-Hispanics — tuned in to the matches on the Univision Network, TeleFutura Network and Galavisión Network. This year the Univision Network doubled or tripled its World Cup audience levels among all major demographics compared to the 2002 FIFA World Cup™, including a 130% increase among Adults 18-49, 117% increase among Adults 18-34 and 136% increase among Total Viewers 2+.

Univision Network

The following table sets forth the total primetime audience and rankings of the country’s leading television networks for the second quarter 2006, as measured by Nielsen’s National Television Index (NTI).

Total U.S. Primetime Network Audience Statistics
2nd Quarter 2006

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	2,416	5,000
2	ABC	1,572	3,759
3	NBC	1,456	3,504
4	CBS	1,328	3,972
5	UNIVISION	1,058	1,904
6	UPN	777	1,379
7	WB	704	1,334
8	TNT	539	1,207
9	USA	535	1,140
10	TBS	460	905

Source: NTI, 03/27/06-06/25/06.

Primetime defined as M-Sa 8-11p, Su 7-11p.

* By Adults 18-34

The Univision Network was once again solidly positioned as the #5 network in the country in primetime among all Adults 18-34, 18-49 and Total Viewers 2+ in its second full quarter measured by Nielsen’s NTI. On three out of every five nights of the second quarter, Univision attracted more total Adult viewers 18-34 than ABC, CBS, NBC or FOX. Proving its popularity among young viewers, Univision ranked as the #3 network in the country in primetime among all Adults 18-24, delivering more young adult viewers than CBS, NBC, UPN and WB.

Compared to all previous second quarters, Univision achieved its second highest primetime and total day Adult 18-49 audience levels in the 2006 second quarter. In addition, Univision’s wildly popular primetime novela, “La Fea Más Bella” made Univision the #1 network in the country for two straight weeks in its time period during the second quarter, delivering more Adult 18-34 viewers than ABC, CBS, FOX, NBC, UPN and WB.

Locally, Univision stations were ranked as the #1 station in any language during the 2006 May Sweeps among Adult 18-34 viewers in primetime in Los Angeles, Houston, Dallas, Phoenix, San Antonio, Fresno, Bakersfield and Sacramento, and in total day in Los Angeles, Houston, Dallas, Phoenix, Fresno, Bakersfield and Sacramento.

TeleFutura Network

The TeleFutura Network experienced substantial growth in the 2006 second quarter, increasing weekday primetime audiences by 21% among Adults 18-49 and 31% among Adults 18-34, compared to the 2006 first quarter. Compared to second quarter last year, TeleFutura increased its weekday primetime viewership 4% among Adults 18-49. As one of the youngest broadcast networks in primetime with an estimated median age of 32, TeleFutura maintained its position as the #2 Spanish-language network, behind only Univision, in early morning and weekend daytime among Hispanic Adults 18-49 and 18-34.

Galavisión Network

Galavisión, the #1 cable network among Hispanics, attracted more viewers in primetime than in any previous second quarter, increasing audience levels 13% among Adults 18-49 and 9% among Adults 18-34, compared to second quarter last year. In addition, Galavisión delivered more than two times the number of viewers of all other measured Spanish-language cable networks combined in primetime and total day among all key demographics in the 2006 second quarter.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 5% in the second quarter, out-performing the industry as a whole, which was down 1%, as reported by the Radio Advertising Bureau.  In the 2006 Arbitron Spring book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth over the 2005 Spring book among major demographics in key markets, including Los Angeles, New York and Chicago, the nation’s top three markets.  In Los Angeles, Univision Radio increased its cluster share 22% among both Adults 25-54 and 18-34, and its stations ranked in the #1, #2 and #4 positions in the market among all Adults 25-54 (Hispanic and Non-Hispanic). Univision Radio’s Chicago cluster maintained its growth momentum, increasing Adult 25-54 and 18-34 shares 26% and 42%, respectively. In Miami, Univision Radio’s cluster audience share increased 49% among both Adults 25-54 and 18-34.  In San Francisco, Houston and San Diego, markets that have attracted new Spanish-language competition over the last year, Univision Radio posted audience share gains of at least 25% among Adults 25-54. In New York, Univision Radio increased its cluster share 58% among Adults 18-34.

MUSIC HIGHLIGHTS

With an average of 34 of the top 100 album titles sold in the 2006 second quarter, Univision Music Group remained firmly placed in the #1 position in the U.S. Latin music industry, according to Nielsen Soundscan. During the second quarter, Univision Music Group artists held the #1 Regional Mexican song for five weeks on the Billboard BDS radio charts. Despite maintaining its leading position, Univision Music Group experienced a significant financial downturn during the first half of 2006 which the Company attributes to underperforming releases, slippage in the release schedule and a continued high level of returns compounded by political and economic factors impacting its consumers. According to the preliminary RIAA sales report, U.S. sales of the Latin music industry as a whole declined 26% during the same period.

INTERNET HIGHLIGHTS

In the 2006 second quarter, Univision Online increased page impressions 39% and unique visits 60% compared to second quarter last year. Univision Online’s coverage of the 2006 FIFA World Cup™ propelled Univision.com’s website traffic to its highest ever audience levels in the month of June — nearly one million daily visits and over 12 million unique browsers. Univision.com increased page views 300% compared to the 2002 FIFA World Cup™, delivering nearly 400 million pages in the month of June.

NO EARNINGS CALL AND WEBCAST, DISCONTINUING EARNINGS GUIDANCE

As a result of Univision Communications’ agreement to be acquired for cash by an investor group including Madison Dearborn Partners, Providence Equity Partners, Texas Pacific Group, Thomas H. Lee Partners and Saban Capital Group, the Company will not conduct a second quarter earnings conference call or webcast.  Furthermore, the Company does not intend to provide earnings guidance during the pendency of the proposed acquisition.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 98% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 86% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 62 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 69 radio stations in 16 of the top 25 U.S. Hispanic markets and 4 stations in Puerto Rico; Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and a 50% interest in Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.9% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications is headquartered in Los Angeles with television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

Additional Information about the Acquisition and Where to Find It

Univision Communications Inc (the "Company") has filed a preliminary proxy statement and other documents regarding the proposed acquisition of the Company by Umbrella Acquisition Inc. ("Umbrella") with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read the preliminary proxy statement and the definitive proxy statement, when it becomes available, because they contain important information about the Company and the proposed merger. The definitive proxy statement will be sent to security holders of the Company seeking their approval of the transaction. Investors and security holders may obtain a free copy of the preliminary proxy statement (and the definitive proxy statement when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. These proxy statements and other relevant documents may also be obtained free of charge on the Company’s website at www.univision.net or by directing a request to Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, CA 90067, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the acquisition. Information about the Company and its directors and executive officers can be found in the Company’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company's future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include cancellations or reductions in advertising; regional downturns in economic conditions in those areas where our principal radio and television stations are located; changes in the rules and regulations of the FCC; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; unanticipated interruptions in our broadcasting for any reason, including acts of terrorism; write-downs of the carrying value of assets due to impairment; failure to achieve profitability, growth or anticipated cash flows from acquisitions; and delay or failure to close the proposed acquisition. Actual results may differ materially due to these risks and uncertainties as well as those described in the Company's filings with the Securities and Exchange

Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

RECONCILIATION OF PRO FORMA OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION, PRO FORMA NET INCOME AND PRO FORMA DILUTED EARNINGS PER SHARE

The Company uses the key indicator of pro forma operating income before depreciation and amortization primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. In addition, this key indicator is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on a pro forma basis to exclude Televisa litigation costs and payments made under protest, strategic alternative costs, stock-based compensation expense related to SFAS No. 123R Accounting For Stock-Based Compensation and an asset impairment charge. Pro forma net income and pro forma diluted earnings per share are used by management to evaluate financial performance without the effect of these charges, the gain from the sale of 7 million shares of Entravision stock and a tax benefit realized from the reversal of the valuation allowance relating to the non temporary decline in the fair value of the Entravision investment.

Pro forma operating income before depreciation and amortization, pro forma net income and pro forma diluted earnings per share are not, and should not be used as, indicators of or alternatives to operating income, net income, diluted earnings per share or cash flow as reflected in the consolidated financial statements, they are not measures of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with GAAP. Since the definition of pro forma operating income before depreciation and amortization, pro forma net income and pro forma diluted earnings per share may vary among companies and industries they should not be used as measures of performance among companies.

The tables below set forth a reconciliation of pro forma operating income before depreciation and amortization to operating income for each segment and consolidated net income, which are the most directly comparable GAAP financial measures. Also, information reconciling pro forma net income and pro forma diluted earnings per share to net income and diluted earnings per share, which are the most directly comparable GAAP financial measures, are presented.

Unaudited
In millions	Three Months Ended June 30, 2006
	Consolidated	Television	Radio	Music	Internet

Pro forma operating income (loss) before depreciation and amortization	$237.3	$191.1	$45.4	$(2.4)	$3.2
Depreciation and amortization	22.7	17.0	3.1	2.1	0.5
Stock compensation expense	3.4	2.3	1.0	—	0.1
Televisa litigation costs and payments made under protest	6.4	6.4	—	—	—
Strategic alternative costs	6.5	6.5	—	—	—
Operating income (loss)	$198.3	$158.9	$41.3	$(4.5)	$2.6

Unaudited
In millions, except share and per share data	Three Months Ended June 30, 2006
	As Reported	Pro Forma Adjustments		Pro Forma

Operating income	$198.3	$16.3	(3)	$214.6
Other (income) expense:
Interest expense, net	23.5	—		23.5
Amortization of deferred financing costs	0.6	—		0.6
Stock dividend	(0.5)	—		(0.5)
Equity income in unconsolidated subsidiaries and other	(0.5)	—		(0.5)
Noncontrolling interest in variable interest entity	0.1	—		0.1
Income before taxes	175.1	16.3		191.4
Provision for income taxes	67.7	7.1	(4)	74.8
Net income	$107.4	$9.2		$116.6

Diluted earnings per share	$0.32	$0.02		$0.34
Weighted average common shares outstanding	338,925,546	338,925,546		338,925,546

Unaudited In millions	Three Months Ended June 30, 2005
	Consolidated	Television	Radio	Music	Internet

Operating income before depreciation and amortization	$182.9	$133.9	$41.9	$7.0	$0.1
Depreciation and amortization	23.4	16.8	2.8	3.4	0.4
Operating income (loss)	$159.5	$117.1	$39.1	$3.6	$(0.3)

Unaudited
In millions, except share and per share data	Three Months Ended June 30, 2005
	As Reported	Pro Forma Adjustments	Pro Forma

Operating income	$159.5	$—	$159.5
Other (income) expense:
Interest expense, net	19.1	—	19.1
Amortization of deferred financing costs	0.8	—	0.8
Stock dividend	(0.5)	—	(0.5)
Equity income in unconsolidated subsidiaries and other	(0.2)	—	(0.2)
Nontemporary decline in fair value of investment	48.3	(48.3)	—
Noncontrolling interest in variable interest entities	0.2		0.2
Income before taxes	91.8	48.3	140.1
Provision for income taxes	55.7	—	55.7
Net income	$36.1	$48.3	$84.4

Diluted earnings per share	$0.10	$0.14	$0.24
Weighted average common shares outstanding	347,891,591	347,891,591	347,891,591

(3)

For the three months ended June 30, 2006, the Company incurred charges of $6.5 million for strategic alternative costs, $6.4 million for Televisa litigation costs and payments made under protest and $3.4 million for stock-based compensation expense related to SFAS No. 123R.

(4)

The pro forma adjustment reflects the tax impact of the pretax pro forma adjustments and includes a reversal of a $1.7 million tax benefit realized from the reversal of the valuation allowance relating to the nontemporary decline in the fair value of the Entravision investment.

Unaudited
In millions	Six Months Ended June 30, 2006
	Consolidated	Television	Radio	Music	Internet

Pro forma operating income before depreciation and amortization	$371.9	$303.3	$63.1	$2.0	$3.5
Depreciation and amortization	45.7	34.2	5.9	4.5	1.1
Stock compensation expense	6.2	4.1	1.8	0.1	0.2
Asset impairment charge	1.6	—	1.6	—	—
Televisa litigation costs and payments made under protest	7.8	7.8	—	—	—
Strategic alternative costs	7.4	7.4	—	—	—
Operating income (loss)	$303.2	$249.8	$53.8	$(2.6)	$2.2

Unaudited
In millions, except share and per share data	Six Months Ended June 30, 2006
	As Reported	Pro Forma Adjustments		Pro Forma

Operating income	$303.2	$23.0	(5)	$326.2
Other (income) expense:
Interest expense, net	47.7	—		47.7
Amortization of deferred financing costs	1.4	—		1.4
Stock dividend	(0.9)	—		(0.9)
Equity income in unconsolidated subsidiaries and other	(1.1)	—		(1.1)
Gain on sale of Entravision stock	(1.3)	1.3	(6)	—
Noncontrolling interest in variable interest entity	1.6	0.1		1.7
Income before taxes	255.8	21.6		277.4
Provision for income taxes	94.5	9.7	(7)	104.2
Net income	$161.3	$11.9		$173.2

Diluted earnings per share	$0.48	$0.03		$0.51
Weighted average common shares outstanding	338,194,467	338,194,467		338,194,467

(5)

For the six months ended June 30, 2006, the Company incurred charges of $7.8 million for Televisa litigation costs and payments made under protest, $7.4 million for strategic alternative costs, $6.2 million for stock-based compensation expense related to SFAS No. 123R and $1.6 million for an asset impairment charge.

(6)	The Company recognized a gain of $1.3 million from the sale of 7 million shares of Entravision stock in the first quarter of 2006.

(7)

The pro forma adjustment reflects the tax impact of the pretax pro forma adjustments and includes a reversal of a $2.1 million tax benefit realized from the reversal of the valuation allowance relating to the nontemporary decline in the fair value of the Entravision investment.

Unaudited In millions	Six Months Ended June 30, 2005
	Consolidated	Television	Radio	Music	Internet

Operating income (loss) before depreciation and amortization	$299.2	$220.3	$60.8	$19.1	$(1.0)
Depreciation and amortization	47.2	33.0	6.0	7.4	0.8
Operating income (loss)	$252.0	$187.3	$54.8	$11.7	$(1.8)

Unaudited
In millions, except share and per share data	Six Months Ended June 30, 2005
	As Reported	Pro Forma Adjustments	Pro Forma

Operating income	$252.0	$—	$252.0
Other (income) expense:
Interest expense, net	38.3	—	38.3
Amortization of deferred financing costs	1.7	—	1.7
Stock dividend	(0.9)	—	(0.9)
Equity income in unconsolidated subsidiaries and other	(0.2)	—	(0.2)
Nontemporary decline in fair value of investment	48.3	(48.3)	—
Noncontrolling interest in variable interest entities	(0.7)	—	(0.7)
Income before taxes	165.5	48.3	213.8
Provision for income taxes	84.9	—	84.9
Net income	$80.6	$48.3	$128.9

Diluted earnings per share	$0.23	$0.14	$0.37
Weighted average common shares outstanding	350,291,296	350,291,296	350,291,296

The following table reconciles pro forma operating income before depreciation and amortization excluding the estimated incremental impact of the World Cup to net income and diluted earnings per share for the three months ended June 30, 2006:

Unaudited
In millions

Pro forma operating income before depreciation and amortization excluding the estimated incremental impact of the World Cup	$233.3
Operating (income) expense adjustments:
Incremental impact of the World Cup	(4.0)
Depreciation and amortization	22.7
Stock compensation expense	3.4
Televisa litigation costs and payments made under protest	6.4
Strategic alternative costs	6.5
Operating income	198.3
Other (income) expense:
Interest expense, net	23.5
Amortization of deferred financing costs	0.6
Stock dividend	(0.5)
Equity income in unconsolidated subsidiaries and other	(0.5)
Noncontrolling interest in variable interest entity	0.1
Income before taxes	175.1
Provision for income taxes	67.7
Net income	$107.4

Diluted earnings per share	$0.32
Weighted average common shares outstanding	338,925,546

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In millions, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006(8)	2005	2006(8)	2005

Net revenues:
Television, radio and Internet services	$603.7	$459.6	$1,006.3	$830.4
Music products and publishing	30.3	48.9	77.4	111.1
Total net revenues	634.0	508.5	1,083.7	941.5

Direct operating expenses of television, radio and Internet services	226.9	153.1	377.2	300.4
Direct operating expenses of music products and publishing	21.6	26.9	49.0	64.5
Total direct operating expenses (excluding depreciation and amortization)	248.5	180.0	426.2	364.9
Selling, general and administrative expenses (excluding depreciation and amortization)	164.5	145.6	308.6	277.4
Depreciation and amortization	22.7	23.4	45.7	47.2
Operating expenses	435.7	349.0	780.5	689.5
Operating income	198.3	159.5	303.2	252.0
Other expense (income):
Interest expense, net	23.5	19.1	47.7	38.3
Amortization of deferred financing costs	0.6	0.8	1.4	1.7
Stock dividend	(0.5)	(0.5)	(0.9)	(0.9)
Equity income in unconsolidated subsidiaries and other	(0.5)	(0.2)	(1.1)	(0.2)
Non temporary decline in fair value of investment	—	48.3	—	48.3
Gain on sale of Entravision stock	—	—	(1.3)	—
Noncontrolling interest in variable interest entities	0.1	0.2	1.6	(0.7)
Income before income taxes	175.1	91.8	255.8	165.5
Provision for income taxes	67.7	55.7	94.5	84.9
Net income	107.4	36.1	161.3	80.6
Other comprehensive income (loss):
Currency translation adjustment	(0.4)	0.4	(0.6)	0.2
Comprehensive income	$107.0	$36.5	$160.7	$80.8
Net income per common share:
Basic	$0.35	$0.11	$0.53	$0.25
Diluted	$0.32	$0.10	$0.48	$0.23
Weighted average common shares outstanding:
Basic	305,717,022	318,744,038	305,446,275	321,060,845
Diluted	338,925,546	347,891,591	338,194,467	350,291,296

(8)

The 2006 financial information includes a charge for Televisa litigation costs, strategic alternative costs, stock-based compensation expense related to SFAS No. 123R, an asset impairment charge, a gain from the sale of 7 million shares of Entravision stock and the tax benefit realized from the reversal of the valuation allowance relating to the nontemporary decline in the fair value of the Entravision investment.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

ASSETS	June 30, 2006	December 31, 2005
	(Unaudited)
Current assets:
Cash and cash equivalents	$108.3	$99.4
Accounts receivable, net	533.0	395.5
Program rights	29.7	29.9
Income taxes	—	3.2
Deferred tax assets	29.1	23.1
Prepaid expenses and other	41.3	82.5
Total current assets	741.4	633.6

Property and equipment, net	598.3	563.9
Intangible assets, net	4,326.3	4,271.6
Goodwill	2,266.3	2,231.2
Deferred financing costs, net	7.1	7.1
Program rights	21.5	26.0
Investments in equity method investees	56.3	54.6
Investments in cost method investees	161.9	299.8
Other assets	33.3	40.5
Total assets	$8,212.4	$8,128.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$252.5	$283.5
Income taxes	30.8	—
Accrued interest	23.9	25.7
Accrued license fees	17.1	20.5
Program rights obligations	20.0	15.8
Current portion of long-term debt and capital lease obligations	252.0	564.0
Total current liabilities	596.3	909.5

Long-term debt	1,100.4	935.5
Capital lease obligations	46.9	33.8
Program rights obligations	16.2	20.9
Deferred tax liabilities	1,046.4	1,019.8
Other long-term liabilities	68.4	60.0
Total liabilities	2,874.6	2,979.5

Noncontrolling interest in variable interest entity	52.9	57.9

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 1,040,000,000 shares authorized; 305,964,619 shares issued and 305,964,360 shares outstanding in 2006 and 304,982,531 shares issued and outstanding in 2005	3.1	3.0
Paid-in-capital	4,165.9	4,133.9
Deferred compensation	—	(1.3)
Retained earnings	1,117.8	956.5
Accumulated other comprehensive losses	(1.9)	(1.2)
Total stockholders’ equity	5,284.9	5,090.9
Total liabilities and stockholders’ equity	$8,212.4	$8,128.3

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	June 30,
	2006	2005

Net income	$161.3	$80.6
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	40.7	39.2
Amortization of intangible assets and deferred financing costs	6.4	9.7
Deferred income taxes	28.2	20.9
Stock dividend	(0.9)	(0.9)
Non temporary decline in fair value of investment	—	48.3
Noncontrolling interest in variable interest entities	1.6	(0.7)
Equity income in unconsolidated subsidiaries	(0.9)	(0.2)
Loss (gain) on sale of property and equipment	0.2	(1.7)
Gain on sale of Entravision stock	(1.3)	—
Stock-based compensation	6.2	—
Other non-cash items	0.4	0.6
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	(132.9)	(55.4)
Program rights	4.7	1.7
Income taxes receivable	3.2	—
Deferred tax assets	(6.0)	—
Prepaid expenses and other	36.7	14.3
Accounts payable and accrued liabilities	(19.9)	8.6
Income taxes payable	29.1	23.7
Income tax benefit from stock-based awards	—	3.6
Accrued interest	(1.8)	0.1
Accrued license fees	(3.4)	3.2
Program rights obligations	(0.6)	(1.7)
Other, net	(2.2)	(6.3)
Net cash provided by operating activities	148.8	187.6

Cash flow from investing activities:
Acquisitions, net of acquired cash	(12.4)	(220.2)
Proceeds from sale of Entravision stock	51.1	—
Capital expenditures	(49.5)	(38.8)
Distributions to Disa partner	(6.5)	(5.2)
Proceeds from sale of property and equipment	—	5.1
Other, net	(0.3)	(1.8)
Net cash used in investing activities	(17.6)	(260.9)

Cash flow from financing activities:
Proceeds from issuance of long-term debt	270.0	185.0
Repayment of long-term debt	(418.0)	(2.3)
Proceeds from stock options exercised	23.1	4.4
Purchase of treasury shares	—	(216.1)
Income tax benefit from stock-based awards	4.1	—
Deferred financing costs	(1.5)	—
Net cash used in financing activities	(122.3)	(29.0)

Net increase (decrease) in cash	8.9	(102.3)
Cash and cash equivalents, beginning of period	99.4	189.9
Cash and cash equivalents, end of period	$108.3	$87.6

Supplemental disclosure of cash flow information:
Interest paid	$42.0	$34.1
Income taxes paid	$37.6	$35.2